Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Sharps Compliance Corp.
Houston, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 26, 2020, relating to the consolidated financial statements of Sharps Compliance Corp. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas
June 22, 2021